Exhibit 32.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Kraton Performance Polymers, Inc., a Delaware corporation (the “Registrant”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended (the “Form 10-K”), of the Registrant fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: February 3, 2012

By:	/S/ KEVIN M. FOGARTY
Kevin M. Fogarty
Chief Executive Officer

By:	/S/ STEPHEN E. TREMBLAY
Stephen E. Tremblay
Chief Financial Officer